UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2009
Date of Report (Date of earliest event reported)

2020 CHINACAP ACQUIRCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33799	20-5500605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

c/o Surfmax Corporation 221 Boston Post Road East Suite 410 Marlborough, Massachusetts		01752
(Address of principal executive offices)		(Zip Code)

(508) 624-4948
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K/A is being filed with the Securities and Exchange Commission (the “Commission”) in order to have the information contained under Item 8.01 filed with the Commission.

Item 8.01	Other Events.

On May 11, 2009, 2020 ChinaCap Acquirco, Inc. (the “Company”) issued a press release announcing that it had entered into the Agreement for Sale and Purchase of Windrace International Company Limited (“Windrace”) with Exceed Company Ltd. (“Exceed”), a wholly-owned subsidiary of the Company formed under the laws of the British Virgin Islands with limited liability, Windrace International Company Limited, an operating company in the People’s Republic of China (“Windrace”), and the holders of the issued and outstanding shares of Windrace (the “Sellers”),  whereby Exceed will purchase 100% of the issued and outstanding ordinary shares of Windrace held by the Sellers (the “Purchase Agreement”).

Attached hereto as Exhibit 99.1, which is incorporated into this Item 8.01 by reference, is a copy of certain slides revising and updating the slides dated May 8, 2009 filed with the Commission on a Form 8-K on May 11, 2009.  These slides are to be used in making presentations to analysts, stockholders and potential investors regarding the proposed acquisition by Exceed of all of the outstanding ordinary shares of Windrace, and that may be used in subsequent presentations to interested parties, including analysts, potential investors and stockholders.

The submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. Any information in this report supersedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 11, 2009.*

*Previously filed.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2020 CHINACAP ACQUIRCO, INC.
Date: August 27, 2009	By:	/s/ George Lu
	Name:	George Lu
	Title:	Chairman, Chief Executive Officer and President

3